UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2011

Technical Communications Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	0-8588	04-2295040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domino Drive, Concord, MA	01742
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (978) 287-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On May 23, 2011, the Company notified The NASDAQ Stock Market of the unexpected death of Robert T. Lessard, a valued member of the Company's Board of Directors and Audit Committee. As a result of Mr. Lessard's death, the Company is not in compliance with listing requirement 5605(c)(2), which requires that the Company's Audit Committee be comprised of at least three directors, all of whom are independent. By letter dated May 25, 2011, NASDAQ confirmed that the Company will have a cure period to regain compliance, such compliance to be achieved by the earlier of the Company's next annual shareholders' meeting or May 18, 2012. The Board of Directors has begun a search for a new director, whom will also serve on the Company's Audit Committee as an independent director.

     A copy of the press release dated May 27, 2011 describing such event is attached as Exhibit 99.1 to this report and incorporated herein.

Item 9.01. Financial Statements and Exhibits.

a.     Financial statements of businesses acquired. Not applicable.

b.     Pro forma financial information. Not applicable.

c.     Shell company transactions. Not applicable

d.     Exhibits.

Exhibit No.	Title

99.1	Press Release dated May 27, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation (Registrant)
May 27, 2011 (Date)	/s/ CARL H. GUILD, JR. Carl H. Guild, Jr. President and Chief Executive Officer